SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 9, 2003

Date of Report (Date of earliest event reported)

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California		93243
(Address of Principal Executive Offices)		(Zip Code)

661 248-3000

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Not applicable

Item 9. Regulation FD Disclosure.

SIGNATURES

Item 9. Regulation FD Disclosure

On September 9, 2003, the Company issued a press release announcing two key additions to its business center at Tejon Industrial Complex. A copy of this press release is attached as Exhibit 99.1. The information contained in this report on Form 8-K, including Exhibit 99.1, is being furnished to meet the requirements of Regulation FD Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2003	TEJON RANCH CO.

	By:	/s/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Vice President, and Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1	Press Release of the Company, dated September 9, 2003, announcing two key additions to its business center at Tejon Industrial Complex.